Exhibit (h)(a)(22)
October 1, 2012
Mr. Robert Triano
Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105
Re:	Pacific Select Fund — Transfer Agency and Service Agreement
Reference is made to the Transfer Agency and Service Agreement between us dated as of October 1, 2011 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.
Addition:
Currency Strategies Portfolio P
Global Absolute Return Portfolio P
Precious Metals Portfolio P
In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the fund change. A current schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Select Fund

By:	/s/ Howard T. Hirakawa		By:	/s/ Laurene E. MacElwee
	Name:	Howard T. Hirakawa		Name:	Laurene E. MacElwee
	Title:	Vice President		Title:

Accepted:
State Street Bank and Trust Company

By:	/s/ Mark Nicholson
	Name:	Mark Nicholson
	Title:	SVP

Schedule A — Services Agreement
List of Portfolios
As of October 1, 2012

Fund	Class of Shares
AMERICAN FUNDS — GROWTH-INCOME	P
AMERICAN FUNDS — GROWTH	P
CASH MANAGEMENT	P
COMSTOCK	P
CURRENCY STRATEGIES	P
DIVERSIFIED BOND	P
Dividend Growth	P
EMERGING MARKETS	P
EQUITY INDEX	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FOCUSED 30	P
GLOBAL ABSOLUTE RETURN	P
GROWTH LT	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION PROTECTED	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
PRECIOUS METALS	P
REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P
SMALL-CAP VALUE	P
TECHNOLOGY	P